ARTICLES OF SUPPLEMENTARY
                                       OF
                        FRANKLIN MUTUAL SERIES FUND, INC.

        Franklin Mutual Series Fund, Inc., a Maryland corporation, (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

      FIRST: Under the authority contained in Article V of the Charter of the Corporation and Section 2-105 (c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has duly increased the aggregate number of shares of authorized but unissued capital stock of the Corporation by creating a new series and related sub-series of capital stock consisting of 400,000,000 shares of stock called the Mutual Financial Services Fund Stock Series, par value $.001 par share, of which 200,000,000 shares shall be designated as shares of the Mutual Financial Services Fund- Class Z sub-series, 100,000,000 shares shall be designated as shares of the Mutual Financial Services Fund - Class I sub-series, and 100,000,000 shares shall be designated as shares of series , and 100,000,000 shares shall be designated as shares of the Mutual Financial Services Fund - Class II sub-series.

      SECOND: The shares of the Mutual Financial Services Fund Stock shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to each series of the Corporation's capital stock as provided in Article V of the Corporation Charter. The shares of the Mutual Financial Services Fund Stock shall also be subject to the terms of numbered paragraph (3) of Article V of the Corporation's Charter which by its terms may be made applicable to a series of the Corporation's capital stock.

      THIRD: The shares of the Mutual Financial Services Fund - Class I,
Mutual Financial Services Fund - Class II and Mutual Financial Services Fund - Class Z sub-series of the Mutual Financial Services Fund Stock Series shall represent proportionate interests in the portfolio of investments of the Mutual Financial Services Fund Stock Series. The shares of each sub-series of such series shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as each other sub-series of such series, all as set forth in the Charter of the Corporation, except for the differences hereinafter set forth:

(1) The dividends and distributions of investment income and capital gains ("Dividends") with respect to shares of the Mutual Financial Services Fund-Class I, Mutual Financial Services Fund -Class II and Mutual Financial Services Fund-Class Z sub-series of the Mutual Financial Services Fund Stock Series, shall be in such amounts as may be declared from time to time by the Board of Directors, and such Dividends may vary with respect to each such sub-series within a series from the Dividends with respect to the other sub-series within each such series of capital stock, to reflect (i) differing allocations of the expenses of the Corporation among such series, and (ii) differing allocations of the expenses of each such series among the sub-series thereof consistent with the Charter of the Corporation and these Articles Supplementary, and (iii) any resultant difference among the net asset values per shares of the sub-series within a particular series, to such extent and for such purposes as the Board of Directors may deem appropriate consistent with the Charter of the Corporation and these Articles Supplementary. The allocation of the investment income capital gains and expenses and liabilities of each series of the Corporation among such series three sub-series shall be determined by the Board of Directors in a manner that is consistent with any distribution plan adopted for a particular sub-series of a series and in accordance with Rule12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") ("Distribution Plan"), or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the 1940 Act, as it may be amended from time to time ("Multiple Class Plan") in each case as set forth below:


    The assets attributable to the Mutual Financial Services Fund- Class I sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual Financial Services Fund-Class I sub-series shall not, however, reflect reductions for the expenses associated with any Distribution Plan adopted for the Mutual Financial Services Fund- Class II sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series specific expenses allocated to the Mutual Financial Services Fund-Class II sub-series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. The assets attributable to Mutual Financial Services Fund-Class II sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual Financial Services Fund-Class II sub-series shall not, however, reflect reductions for the expenses related to any Distribution Plan adopted for the Mutual Financial Services Fund-Class I sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series specific expenses allocated to the Mutual Financial Services Fund-Class I sub-series, or to any other sub-series subsequently created, as set forth in Multiple Class Plan. The Distribution Plans and Multiple Class Plans adopted by the Corporation from time to time shall not contain or provide for expenses associated with the Mutual Financial Services Fund-Class Z sub-series as a sub-series and the Corporation shall not otherwise cause assets attributable to the Mutual Financial Services Fund-Class Z sub-series (i) to be reduced by other expenses associated with the Mutual Financial Services
Fund-Class Z sub-series (ii) to be reduced by expenses including expenses related to any Distribution Plan or Multiple Class Plan associated with the Mutual Financial Services Fund-Class I sub-series, Mutual Financial Services Fund-Class II sub-series or other sub-series subsequently created.

        (2) The net asset values per share of a sub-series within a series and the Dividends may differ as between the other sub-series within the series as a result of the assets attributable to such sub-series being allocated liabilities specifically attributable to such sub-series and which differ from the liabilities attributable to the other sub-series within the series, as described in and in with sub-paragraph (1) above.


      FOURTH: Immediately prior to the increase, the Corporation had authority to issue an aggregate of 4,650,000,000 shares of capital stock of which 1,000,000,000 of the authorized shares were classified as Mutual Shares Fund-Class Z sub-series, par value $.001 per share, 250,000,000 of the authorized shares were classified as Mutual Shares Fund-Class I sub-series, par value $.001 per share, 250,000,000 of the authorized shares were classified as Mutual Shares Fund-Class II sub-series, par value $.001 per share, 500,000,000 of the authorized shares were classified as Mutual Qualified Fund-Class Z sub-series, par value $.001 per share, 200,000,000 of the authorized shares were classified as Mutual Qualified Fund-Class I sub-series, par value$.001 per share, 200,000,000 of the authorized shares were classified as Mutual Qualified Fund-Class II sub-series, par value $.001 per share, 750,000,000 of the authorized shares were classified as Mutual Beacon Fund-Class Z sub-series, par value $.001 per share, 300,000,000 of the authorized shares were classified as Mutual Beacon Fund-Class I sub-series, par value $.001 per share, 300,000,000 of the authorized shares were classified as Mutual Beacon Fund-Class II sub-series, par value$.001 per share, 300,000,000 of the authorized shares were classified as Mutual Discovery Fund-Class Z sub-series, par value$.001 per share, 100,000,000 of the authorized shares were classified as Mutual Discovery Fund-Class I sub-series, par value $.001 per share, 100,000,000 of the authorized shares were classified as Mutual Discover Fund-Class II sub-series, par value $.001 per share, 200,000,000 of the authorized shares were classified as Mutual European Fund-Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares were classified as Mutual European Fund-Class I sub-series, par value$.001 per share, 100,000,000 of the authorized shares were classified as Mutual European Fund-Class II sub-series, par value $.001 per share. Immediately prior to the increase, the aggregate par value of all of the shares of stock of the Corporation authorized to be issued was $4,650,000.

      FIFTH: As increased, the total number of shares of capital stock that the Corporation has authority to issue is 5,050,000,000, of which 1,000,000,000 of the authorized shares are classified as the Mutual Shares Fund-Class Z sub-series, par value $.001 per share, 250,000,000 of the authorized shares are classified as the Mutual Shares Fund-Class I sub-series, par value $.001 per share, 250,000,000 of the authorized shares are classified as the Mutual Shares Fund-Class II sub-series, par value $.001 per share, 500,000,000 of the authorized shares are classified as the Mutual Qualified Fund-Class Z sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Qualified Fund-Class I sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Qualified Fund-Class II sub-series, par value $.001 per share 750,000,000 of the authorized shares are classified as the Mutual Beacon Fund-Class Z sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Beacon Fund-Class I sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Beacon Fund-Class II sub-series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Discovery Fund-Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Discovery Fund-Class I sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Discovery Fund-Class II sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual European Fund-Class Z sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund-Class I sub-series, par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual European Fund-Class II sub-series, par value $.001 per share, 200,000,000 of the authorized shares are classified as the Mutual Financial Services Fund-Class Z sub-series par value $.001 per share, 100,000,000 of the authorized shares are classified as the Mutual Financial Services Fund-Class I sub-series, par value $.001 per share, and 100,000,000 of the authorized shares are classified as the Mutual Financial Services Fund-Class II sub-series, par value $.001 per share. The aggregate par value of all of the shares of stock of the Corporation authorized to be issued is $5,050,000.

      SIXTH: The Corporation is registered as an open-end company under the 1940 Act.

      IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf on this 19TH day of August, 1997, by its President who acknowledges that theses Articles Supplementary are the act of Corporation and to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained in these Articles of Supplementary are true in all material respects.


ATTEST:                                         FRANKLIN MUTUAL SERIES FUND INC.

/S/ ELIZABETH N. COHERNOUR                     /S/ MICHAEL F. PRICE
--------------------------                     --------------------
Elizabeth N. Cohernour                         Michael F. Price
Secretary                                      President